Exhibit 99.1
FOR IMMEDIATE RELEASE:
September 30, 2019
Centrus Appoints Philip O. Strawbridge as Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer
BETHESDA, Md. – Centrus Energy Corp. (NYSE American: LEU) announced today that Philip O. Strawbridge has been appointed Senior Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer of the company effective today.
“With extensive C-suite experience in a variety of roles in the nuclear industry, Philip will be an enormous asset as we continue our work to grow our business and create value for our shareholders,” said Centrus President and Chief Executive Officer Daniel B. Poneman.
Mr. Strawbridge is an action-oriented executive with extensive experience in the nuclear, environmental, technology and service industries. From 2010 to 2013, he served as an executive adviser at Court Square Capital. Mr. Strawbridge served in various executive positions including Chief Financial Officer at EnergySolutions, a nuclear services and technology company, from 2006 to 2010. He was Chief Executive Officer and Chief Operating Officer of BNG America, which provided nuclear waste management services and technology to U.S. Government and commercial clients, from 1999 until BNG America was acquired by EnergySolutions in early 2006.
From 1996 to 1999, Mr. Strawbridge was Chief Financial Officer of OHM/IT Corporation, a publicly-traded environmental and nuclear remediation firm. He also worked in several executive roles at the Fluor Corporation from 1986 to 1995.
Early in his career, Mr. Strawbridge held various executive positions within the United States General Services Administration. He began his career as a United States Marine and received his Juris Doctor and BS in Finance from the University of Missouri.
About Centrus Energy
Centrus is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources – helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal.
With world-class technical capabilities, Centrus offers turnkey engineering and advanced manufacturing solutions to its customers. The Company is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include: risks related to our significant long-term liabilities; potential strategic transactions, which could be difficult to implement, disrupt our business or change our business profile significantly; the competitive environment for our products and services; changes in the nuclear energy industry; the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; risks related to the identification of a material weakness in our internal controls over financial reporting; the risks of revenue and operating results fluctuating significantly from quarter to quarter, and in some cases, year to year; and other risks and uncertainties discussed in this and our other filings with the Securities and Exchange Commission, including under Part 1. Item1A - “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and quarterly reports on Form 10-Q.
CONTACT
Dan Leistikow (301) 564-3399